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                                                                     EXHIBIT 3.8

                           FOURTH AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             VIANETA COMMUNICATIONS



         Steven E. Simpson and Gregory T. Stevens hereby certify that they are the President and Secretary, respectively, of Vianeta Communications, a California corporation, and further certify the following:

         ARTICLE I: The name of the corporation (hereinafter called the "corporation") is Vianeta Communications.

         ARTICLE II: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         ARTICLE III: The total number of shares which the corporation shall have the authority to issue is 100, all of which are without par value and are classified as common shares.

         ARTICLE IV: The period of duration of the corporation shall be perpetual.

         ARTICLE V: The personal liability of all of the directors of the corporation for monetary damages is hereby eliminated to the fullest extent permissible under California law.

         ARTICLE VI: The corporation shall, to the fullest extent legally permissible under the provisions of the California General Corporation Law, as the same may be amended and supplemented, indemnify and hold harmless any and all agents whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by them in connection with any action, suit or other proceeding in which they may be involved or with which they may be threatened, or other matters referred to in or covered by said provisions as to action in their official capacity, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification shall not extend to those acts as specified by Section 204 (a)(10) of the California General Corporation Law.

         Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or resolution adopted by the shareholders entitled to vote thereon after notice. Any repeal or modification of the provisions of this Article VI by the shareholders of the corporation shall not adversely affect any right or protection of any indemnified person existing at the time of such repeal or modification.


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         1. The foregoing Fourth Amended and Restated Articles of Incorporation
have been duly approved by the Board of Directors of the corporation.

         2. The foregoing Fourth Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of common stock of the corporation is 100. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of common stock.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

         IN WITNESS WHEREOF, the undersigned have executed this certificate in Franklin, Tennessee this 31st day of March, 2006.

                                      /s/ Steven E. Simpson
                                      -----------------------------------------
                                      Steven E. Simpson, President


                                      /s/ Gregory T. Stevens
                                      -----------------------------------------
                                      Gregory T. Stevens, Secretary



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